Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 6, 2013, (except for paragraph 5 of Note 9 as to which the date is October 28, 2013), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-191688) and related Prospectus of Celladon Corporation to be filed on or about January 27, 2014 for the registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California

January 21, 2014